NONE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

April 4, 2016 (the “Issue Date”)

US $121,875.00

12% UNSECURED CONVERTIBLE NOTE

1. General

1.1 FOR VALUE RECEIVED, bBOOTH, INC. (the “Issuer”) promises to pay to RORY J. CUTAIA (or his assigns), of 306 Campbells Hollow Rd, Middlebrook, VA 24459 and at rory@thecutaiagroup.com, (the “Holder”), the principal sum of ONE HUNDRED EIGHTY-NINE THOUSAND DOLLARS ($121,875.00) in lawful currency of the United States (the “Principal Amount”) on August 4, 2017 (the “Maturity Date”). The Company may prepay any portion of the Principal Amount without the prior written consent of the Holder subject to the Holder’s right of Conversion and associated terms and conditions set out in Section 5, and subject to the prepayment terms and conditions set out in Section 7.

1.2 This unsecured convertible note (this “Note”) is interest bearing at the rate of twelve percent (12%) per annum, and may be assignable by Holder without the prior consent of the Issuer.

2. Definitions

2.1 For the purposes hereof, in addition to the terms defined elsewhere in this Note: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:

(a)	“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close;

(b)	“Conversion Date” means the date of conversion of the Principal Amount, or any portion thereof as determined by the Holder, and accrued interest thereon into Conversion Shares pursuant to the terms of this Note;

(c)	“Conversion Shares” means Shares into which the Prinicipal Amount, and all accrued interest thereon, may be converted pursuant to the terms of this Note;

(d)	“Conversion Price” has the meaning ascribed thereto in Section 5.2;

(e)	“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, governmental authority, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative;

(f)	“Share” means a share of common stock in the capital of the Issuer; and

(g)	“Subscription Agreement” means the private placement subscription agreement accepted by the Issuer effective as of the Issue Date to which the Issuer and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

3. Subscription Agreement

3.1 The Holder has acquired this Note, and this Note has been issued, pursuant to the Subscription Agreement and this Note is subject in all respects to the terms of the Subscription Agreement and incorporates the terms of the Subscription Agreement, provided that, in the event of a conflict between this Note and the Subscription Agreement, the terms of this Note shall prevail.

4. Conversion

4.1 The Issuer and the Holder agree that the Principal Amount, or any portion thereof, plus accrued interest thereon, will, at the election of the Holder, be either: (a) repaid by the Issuer, in cash, or (b) converted into Conversion Shares.

4.2 This Note is convertible, at the discretion of the Holder, into Conversion Shares. The conversion price per Conversion Share will be equal to Seven Cents ($0.07) per Share (the “Conversion Price”). For greater certainty, a conversion of the entire Principal Amount effected on the date hereof would result in the issuance to Holder of One Million Seven Hundred Forty-One Thousand Seventy-Two (1,741,072) common shares of Issuer.

4.3 In order to effect any conversion under this Note, the Holder must provide written notice (the “Conversion Notice”) to the Issuer at anytime but not less than ten (10) days prior to the Maturity Date (the “Conversion Deadline”) specifying therein the portion of the Principal Amount to be converted and the date on which such conversion shall be effected. Multiple conversions up to the Principal Amount and accrued interest may be effected at Holder’s election hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire Principal Amount together with accrued interest then remaining unpaid at that time has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

4.4 In the event that the Holder has not provided a Conversion Notice by the Conversion Deadline, the Issuer will repay the Principal Amount, plus any accrued interest thereon, in cash, to the Holder on the Maturity Date.

4.5 The number of Conversion Shares issuable upon conversion of the Principal Amount shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the Conversion Amount and (y) is the Conversion Price.

4.6 The number of Conversion Shares issuable upon conversion of any accrued and outstanding interest on this Note shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of accrued interest to be converted and (y) is the Conversion Price.

4.7 Not later than five (5) Business Days after any Conversion Date, the Issuer will deliver to the Holder a certificate representing the Conversion Shares (bearing such legends as may be required by applicable law) representing the aggregate number of Conversion Shares being acquired.

4.8 Upon any conversion hereunder, the Issuer shall not be required to issue any fraction of a Conversion Share, and the number of Conversion Shares shall be rounded up to the nearest whole number.

4.9 If the Issuer, at any time while this Note is outstanding: (a) subdivides outstanding Shares into a larger number of Shares, (b) combines (including by way of reverse split) outstanding Shares into a smaller number of Shares, or (c) issues, by reclassification of Shares, any equity securities of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares outstanding before such event and the denominator shall be the number of Shares outstanding after such event. Any adjustment made pursuant to this Section 5.9 shall become effective after the effective date of such subdivision, combination or re-classification.

4.10 In the event of: (a) any capital reorganization or any reclassification of the capital stock of the Issuer, (b) the consolidation or merger of the Issuer with another corporation (other than a consolidation or merger in which the outstanding shares of the Issuer’s common stock are not converted into or exchanged for other rights or interests), or (c) the sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Issuer (any of the events described in this sentence, a “Significant Transaction”), the Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had this Note been converted immediately prior to the effective date of such Significant Transaction.

5. Repayment

5.1 Payment of this Note (less any tax required to be withheld by the Issuer) shall be paid to the Holder by the Issuer by certified check or by such other method as may be mutually agreed to by the Holder and the Issuer from time to time.

6. Prepayment

6.1 Subject to the Holder’s rights of conversion set out in Section 5, and subject to the prepayment terms and conditions set out in this Section 7, the Issuer may, at its option, at any time prior to the Maturity Date, upon twenty calendar days prior written notice to the Holder (a “Prepayment Notice”), prepay any portion of the Principal Amount, and accrued interest thereon, without the prior written consent of the Holder.

6.2 The Prepayment Notice shall set forth the date on which prepayment is to occur, such date being no earlier than twenty calendar days after the date of the Prepayment Notice and no later than the Maturity Date (in any case, the “Prepayment Date”), and shall set forth that portion of the Principal Amount to be prepaid, along with the calculated accrued interest thereon through and including the Prepayment Date (the “Prepayment Amount”).

6.3 The Prepayment Amount (less any tax required to be withheld by the Issuer) shall be paid to the Holder by the Issuer by certified check or such other method as may be mutually agreed to by the Holder and the Issuer from time to time. The mailing of such check, or payment by other means, by the Issuer on or before the Prepayment Date shall be deemed to be payment on the Prepayment Date unless the check is not paid upon presentation, or payment by such other means as may be mutually agreed to by the Holder and the Issuer is not received prior to the Prepayment Date.

6.4 At any time after a Prepayment Notice is given, the Issuer shall have the right to deliver to the Holder, or to such other Person as may be directed by the Holder, the Prepayment Amount. Upon the delivery of the Prepayment Amount to the Holder being made, or upon the Prepayment Date, whichever is later, the Note shall be, and be deemed to be, paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited. Any interest allowed on such deposit shall accrue to the Issuer.

7. Event of Default

7.1 For the purposes of this Note, the Issuer shall be in default upon the occurrence of any one or more of the following events (each such event being, an “Event of Default”):

(a)	the Issuer defaults in the payment of any amounts owing under this Note when due and the Issuer fails to cure such default within ten (10) Business Days after written notice of default is sent by the Holder to the Issuer;

(b)	the Issuer defaults in the payment of any amounts due and owing under any note or other obligation issued to any third-party when due and the Issuer fails to cure such default within the time provided under the terms of such third-party obligation;

(c)	the Issuer files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or seeks, consents to, or acquiesces in, the appointment of any trustee, receiver or liquidator of the Issuer;

(d)	a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Issuer seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) Business Days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Issuer is appointed without the consent or acquiescence of the Issuer and such appointment remains unvacated and unstayed for an aggregate of sixty (60) Business Days (whether or not consecutive); or

(e)	the Issuer ceases or threatens to cease to carry on its business.

7.2 If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest thereon accrued to the date of the Event of Default, shall become, at the Holder’s election, immediately due and payable in cash. Upon payment of the full Principal Amount, together with accrued interest and any other amounts owing under this Note, this Note shall promptly be surrendered to or as directed by the Issuer. The Holder need not provide and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately, subject to any cure period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment of amounts owing under this Note shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

8. Notices

8.1 Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, addressed to the Issuer, and delivered personally or by overnight courier service, prepaid registered mail to: 901 Hancock Ave, Unit 308, West Hollywood, CA, USA 90069, and by Email: jimmy@bbooth.com, Attn: Jimmy Geiskopf, or to such other physical address or email address as the Issuer may notify the Holder of from time to time in accordance with Section 9.2.

8.2 Any and all notices or other communications or deliveries to be provided by the Issuer hereunder shall be in writing, addressed to the Holder, and delivered personally or by overnight courier service, prepaid registered mail AND by email to the email address of the Holder appearing in Section 1 of this Note, or such other physical address or email address as the Holder may notify the Issuer of from time to time in accordance with Section 9.1.

8.3 Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered by email transmission prior to 5:30 p.m. (Pacific Standard Time) on a Business Day, (b) the second Business Day following the date of mailing, if sent by overnight courier service or prepaid registered mail; or (c) upon actual receipt by the Party to whom such notice is required to be given.

9. Replacement of Note if Lost or Destroyed

9.1 If this Note shall be damaged, lost, stolen or destroyed, the Issuer may, in its discretion, execute and deliver, in exchange and substitution for and upon cancellation of a damaged Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance of the Principal Amount outstanding at such time.

9.2 The Holder will bear the cost of issue of any new Note and, in case of loss, destruction or theft, will furnish to the Issuer such evidence of ownership and of loss, destruction or theft of the Note so lost, destroyed or stolen as will be reasonably satisfactory to the Issuer in its reasonable discretion.

10. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

11. Waivers

Any waiver by either the Issuer or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of either the Issuer or the Holder, as applicable, to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

12. Invalidity

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and shall not invalidate the remainder of such provision or the remaining provisions of this Note.

13. Successors and Assigns

This Note shall be binding on the Issuer and its permitted successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

14. Amendment and Waiver

Any term or provision of this Note may be amended or waived upon mutual prior written agreement of the Issuer and the Holder.

15. Payments

All payments under this Note shall be in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to the Principal Amount.

16. Interest Rate

Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the Principal Amount and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

17. Titles and Subtitles

The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

18. Rights and Remedies

Each of the rights, remedies or options provided herein, or available at law or in equity which may be exercised by the Holder may be exercised separately or concurrently with any one or more other options, rights, or remedies. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The Holder shall not by any act of omission or commission be deemed to waive any of its rights, powers or remedies under this Note unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein. Failure to exercise any option, right, or remedy shall not constitute a waiver of the right of the Holder to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character. The Holder’s acceptance of any partial payment after the time when such payment becomes due and payable hereunder shall not be held to establish a custom, or to waive any of the Holder’s rights to enforce prompt payment of this Note or any of the Holder’s other rights hereunder.

19. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or other obligation shall be made on the next succeeding Business Day.

20. Counterparts and Electronic Means

This Note may be executed in counterparts, each of which, when so executed and delivered, will constitute an original, and all of which together will constitute one instrument. Delivery of an executed copy of this Note by facsimile or email transmission, or other means of electronic communication capable of producing a printed copy, will be deemed to be execution and delivery of an original copy of this Note as of the Issue Date.

IN WITNESS WHEREOF, the Issuer and the Holder have caused this Note to be duly executed as of the Issue Date.

bBOOTH, INC.		RORY J. CUTAIA

Per:		Per:
	Authorized Signatory		Authorized Signatory

Name:	Jimmy Geiskopf	Name:	Rory J. Cutaia
Duly Authorized Member of the Board of Directors